UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2022, Lemon Glow Company, Inc. (“Lemon Glow”), a wholly owned subsidiary of Sugarmade, Inc. (the “Company”) and Cannabis Global, Inc. (“Cannabis Global”) entered into a Cultivation and Supply Agreement (the “Agreement”). Cannabis Global owns a majority stake of Natural Plant Extract of California, Inc. which operates a licensed cannabis manufacturing and distribution operation in Lynwood, California.

The Agreement provides that during the Spring 2022 cannabis cultivation season, Lemon Glow will outsource the cultivation of cannabis to licensed growers in Lake County, California; oversee and co-manage the cultivation; and sell cannabis to Cannabis Global conforming to its specifications. Lemon Glow will cultivate only the cannabis chemovars (commonly called “strains”) approved by Cannabis Global. The cultivation will be conducted in accordance with regulations adopted by California’s Department of Cannabis Control; Lake County, California; and other state and local governmental entities that may have legal jurisdiction over the cultivation.

Under the terms of the Agreement, Lemon Glow will present a cultivation, harvest, and processing plan to Cannabis Global by May 15, 2022 (the “Plan”). Lemon Glow will begin executing the Plan as soon as practicable thereafter with the harvest expected to occur mid-October 2022 (the “Harvest”). The Harvest will be stored as “Fresh Frozen” cannabis. Fresh Frozen cannabis is immediately flash frozen upon harvest, instead of the traditional process of drying and curing cannabis.

Under the terms of the Agreement, Cannabis Global is obligated to purchase the Harvest, up to 25,000 pounds (the “Target Yield”). Cannabis Global has an option to increase the Target Yield for subsequent growing seasons by 25% within 45 days of the current Harvest. Cannabis Global is required to pay Lemon Glow $28.00 per pound for the Fresh Frozen cannabis, up to the Target Yield. If the Target Yield is achieved, the aggregate purchase price would be $700,000 (the “Purchase Price”). The Purchase Price shall be paid as a series of cash payments and a convertible promissory note, as more fully described below.

The cash portion of the Purchase Price will be paid in cash as five $40,000 monthly installments due on the 15th of each month, commencing May 15, 2022, and a final balloon payment of up to $100,000 on October 15, 2022, depending on the size of the Harvest.

The other portion of the Purchase Price is a $400,000 convertible promissory note due April 28, 2023, bearing 8% interest per year was irrevocably issued to Lemon Glow on April 28, 2022 (the “Convertible Note”). At any time after 90 days of issuance, the Convertible Note is convertible by Lemon Glow into Cannabis Global common stock at 75% of the 10-day average closing price prior to conversion (the “Discount Price”). Interest paid on the Convertible Note is also convertible by Lemon Glow into Cannabis Global common stock at the Discount Price. Lemon Glow may not convert any amount due under the Convertible Note if, after giving effect to such conversion, Lemon Glow would beneficially own in excess of 4.99% of Cannabis Global’s outstanding common stock; provided, however, that Lemon Glow may waive this limitation on 61 days advanced notice.

Events of default include, but are not limited to, failure to pay principal or interest; failure of Cannabis Global common stock to remain listed for trading on OTC Markets or a principal U.S. national securities exchange for a period of five trading days; notice to Lemon Glow that Cannabis Global cannot or will refuse to convert principal or interest into common stock; failure by Cannabis Global to convert principal or interest into common stock not remedied for three days; any default on other indebtedness in excess of $100,000; any default causing acceleration under another Cannabis Global debt obligation; the occurrence of certain bankruptcy and insolvency events; and the failure of Cannabis Global to instruct the transfer agent to remove restrictive legends when converted common stock becomes eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

Upon an event of default, Lemon Glow may declare the entire unpaid principal and interest due to be payable immediately; convert the unpaid principal and interest due at the Conversion Price; or exercise such other rights as Lemon Glow may have under the Convertible Note, the Agreement, other transaction documents or applicable law. Lemon Glow may transfer, sell, pledge, hypothecate or otherwise grant a security interest in the Convertible Note, subject to certain specified restrictions. The choice of law provision provides for Nevada law to govern the Convertible Note.

Ownership of harvested cannabis will transfer to Cannabis Global upon receipt of the cannabis or upon Lemon Glow notifying Cannabis Global that it has packaged the Target Yield (the “Completion Notice”). Upon receipt of the Completion Notice, Cannabis Global has 30 days to pick up the Target Yield. If Cannabis Global has not taken possession of the cannabis within 30 days, Cannabis Global will become responsible for the ongoing cost of storage, including utilities and labor. Cannabis Global is obligated to use its best efforts to take possession of the entire Harvest within 180 days. After the 180-day period, any remaining amounts of the Harvest not picked up by Cannabis Global are considered abandoned by Cannabis Global and will become Lemon Glow’s property.

Under the terms of the Agreement, Lemon Glow warrants it shall have good title, right and authority to sell all of the cannabis, free and clear of all liens, encumbrances and restrictions of any kind. The parties agree to maintain in confidence all matters and activities relating to or undertaken pursuant to the Agreement. The Agreement contains a cross-indemnification and hold harmless provision, which includes attorney fees. The Agreement is non-assignable without mutual consent. Upon the expiration of a 15-day notice period commencing upon receipt of a notice of default which remains uncured, the non-defaulting party may immediately terminate the Agreement, seek equitable relief and damages, or cure such default at the defaulting party’s expense. The Agreement also includes an appendix forecasting future cannabis harvests. The forecasts are not legally binding upon the parties, but the parties have agreed in principle to use them when entering into renewals or new similar agreements for subsequent growing seasons. The choice of law provision provides for California law to govern the Agreement.

The foregoing summaries of the Cultivation and Supply Agreement and the Convertible Note are qualified in their entireties by reference to the full agreement and convertible promissory note, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 2, 2022, Sugarmade, Inc. issued a press release with a letter addressed to shareholders describing a change in its business strategy. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the May 2, 2022 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 4, 2022, Sugarmade, Inc. issued a press release announcing the matters discussed in Item 1.01 of this Current Report on Form 8-K. A copy of the May 4, 2022 press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cultivation and Supply Agreement by and between Cannabis Global, Inc. and Lemon Glow Company, Inc. dated April 28, 2022
10.2	$400,000 Convertible Promissory Note due April 28, 2023 bearing 8% interest per year issued by Cannabis Global, Inc. to Lemon Glow Company, Inc. on April 28, 2022
99.1	Press Release issued by the registrant on May 2, 2022
99.2	Press Release issued by the registrant on May 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: May 4, 2022	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer